Exhibit 10.2

AMENDMENT

TO

SHAREHOLDER RIGHTS AGREEMENT

1.             General Background.  In accordance with Section 27 of the Shareholder Rights Agreement by and between State Street Bank and Trust Company and Courier Corporation (the “Company”) dated March 18, 1999 (the “Agreement”), the Rights Agent and Company desire to amend the Agreement to appoint EquiServe Trust Company, N.A.

2.             Effectiveness. This Amendment shall be effective as of Nov. 8, 2001 (the “Amendment”) and all defined terms and definitions in the Agreement shall be the same in the Amendment except as specifically revised by the Amendment.

3.             Revision.  The section in the Agreement entitled “Change of Rights Agent” is hereby deleted in its entirety and replaced with the following:

CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) day’s notice in writing mailed to the Company by first class mail.  The Company may remove the Rights Agent or any successor Rights Agent (with or without cause), effective immediately or on a specified date, by written notice given to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock of the Company and Preferred Stock, and by giving notice to the holders of the Right Certificates by any means reasonably determined by the Company to inform such holders of such removal (including without limitation, by including such information in one or more of the Company’s reports to shareholders or reports or filings with the Securities and Exchange Commission).  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the incumbent Rights Agent or the registered holder of any Right Certificate may apply to any court or competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation or trust company organized and doing business under the laws of the United States, in good standing, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and which has individually or combined with an Affiliate at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock of the Company and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

4.             Except as amended hereby, the Agreement and all schedules or exhibits thereto shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of this 8th day of Nov, 2001.

COURIER CORPORATION		STATE STREET BANK AND
TRUST COMPANY

By:	/s/ James F. Conway III	By:	/s/ S. Cesso
	Name:		Name:
	Title:		Title:

EQUISERVE TRUST COMPANY,
N.A.

		By:	/s/ S. Cesso
Name:
Title: